Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of February 6, 2015 (this “Agreement”), among Alpine Funding LLC (the “Borrower”), SIC Advisors LLC (the “Portfolio Manager”), the Financing Providers executing this Agreement on the signature pages hereto, Citibank, N.A., as collateral agent (the “Collateral Agent”) and securities intermediary (the “Securities Intermediary”), Virtus Group LP, as collateral administrator (the “Collateral Administrator”) and JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”).

The Borrower, the Portfolio Manager, the Financing Providers party thereto, the Collateral Agent, the Collateral Administrator, the Securities Intermediary and the Administrative Agent are parties to a Loan Agreement dated as of July 23, 2014 (as amended, modified and supplemented and in effect from time to time, the “Loan Agreement”).

The parties hereto wish now to amend the Loan Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Loan Agreement are used herein as defined therein. This Agreement shall constitute a Loan Document for all purposes of the Loan Agreement and the other Loan Documents.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent in Section 4 below, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex A hereto.

Section 3. Representations and Warranties. The Borrower and the Portfolio Manager represent and warrant to the Financing Providers and each Agent that (a) the representations and warranties set forth in Section 6.01 of the Loan Agreement (as hereby amended) are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a) Execution. The Administrative Agent shall have received counterparts of this Agreement executed by each of the parties hereto.

(b) Amendment Fee. The Borrower shall have paid the amendment fee contemplated by the fee letter dated as of the date hereof between the Borrower and the Administrative Agent.

(c) Opinions. The Administrative Agent shall have received one or more favorable written opinions of Dechert LLP, counsel for the Borrower and the Portfolio Manager, covering such matters relating to the transactions contemplated hereby as the Administrative Agent shall reasonably request.

Amendment

Section 5. Confirmation of Collateral. The Borrower (a) confirms its obligations under each of the Loan Documents, (b) confirms that its obligations under the Loan Agreement as amended hereby are entitled to the benefits of the pledge set forth in the Loan Agreement and (c) confirms that its obligations under the Loan Agreement as amended hereby constitute Secured Obligations. Each party, by its execution of this Agreement, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant of security interests set forth in the Loan Agreement.

Section 6. Miscellaneous. Except as herein provided, the Loan Agreement shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York.

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Amendment

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ALPINE FUNDING LLC, as Company

By:	SIC Advisors LLC, its Designated Manager

By

Name:	Richard T. Allorto, Jr.
Title:	Chief Financial Officer

SIC ADVISORS LLC, as Portfolio Manager

By

Name:	Richard T. Allorto, Jr.
Title:	Chief Financial Officer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Lender

By

Name:	Louis J. Cerrotta
Title:	EO

Amendment

CITIBANK, N.A., as Collateral Agent and as Securities Intermediary

By

Name:	Thomas J. Vercados
Title:	Vice President

VIRTUS GROUP LP, as Collateral Administrator

By

Name:	Joseph U. Elston
Title:	Partner

Amendment

Annex A

[see attached]

Amendment

EXECUTION VERSION

[CONFORMED FOR AMENDMENT NO. 1]

LOAN AGREEMENT

dated as of

July 23, 2014

among

ALPINE FUNDING LLC

The Financing Providers Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

SIC ADVISORS LLC,

as Portfolio Manager

Table of Contents

		Page

ARTICLE I
THE PORTFOLIO INVESTMENTS

SECTION 1.01.	Purchases of Portfolio Investments	1
SECTION 1.02.	Procedures for Purchases and Related Financings	1
SECTION 1.03.	Conditions to Purchases	2
SECTION 1.04.	Sales of Portfolio Investments	3
SECTION 1.05.	Substitutions	7

ARTICLE II
THE FINANCINGS

SECTION 2.01.	Financing Commitments	8
SECTION 2.02.	[reserved]	8
SECTION 2.03.	Financings; Use of Proceeds	8
SECTION 2.04.	Other Conditions to Financings	9

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE FINANCINGS

SECTION 3.01.	The Advances	10
SECTION 3.02.	General	13
SECTION 3.03.	Taxes	13

ARTICLE IV
COLLECTIONS AND PAYMENTS

SECTION 4.01.	Interest Proceeds	18
SECTION 4.02.	Principal Proceeds	18
SECTION 4.03.	Principal and Interest Payments; Prepayments; Commitment Fee	19
SECTION 4.04.	Payments Generally	20
SECTION 4.05.	MV Cure Account Deposits	~~20~~21
SECTION 4.06.	Termination or Reduction of Commitments	21

ARTICLE V
THE PORTFOLIO MANAGER

SECTION 5.01.	[reserved]	~~21~~22
SECTION 5.02.	Portfolio Manager Representations as to Eligibility Criteria; Etc.	~~21~~22
SECTION 5.03.	Exculpation	~~21~~22

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.	Representations and Warranties	22
SECTION 6.02.	Covenants of the Company	26
SECTION 6.03.	Amendments of Portfolio Investments, Etc.	~~30~~31

ARTICLE VII
EVENTS OF DEFAULT

ARTICLE VIII
ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01.	The Accounts; Agreement as to Control	~~33~~34
SECTION 8.02.	Collateral Security; Pledge; Delivery	~~34~~35

ARTICLE IX
THE AGENTS

SECTION 9.01.	Appointment of Administrative Agent and Collateral Agent	~~37~~38
SECTION 9.02.	Additional Provisions Relating to the Collateral Agent and the Collateral Administrator	~~40~~41

ARTICLE X
MISCELLANEOUS

SECTION 10.01.	Non-Petition	~~41~~42
SECTION 10.02.	Notices	~~42~~43
SECTION 10.03.	No Waiver	~~42~~43
SECTION 10.04.	Expenses; Indemnity; Damage Waiver	~~42~~43
SECTION 10.05.	Amendments	~~43~~44
SECTION 10.06.	Successors; Assignments	~~43~~44
SECTION 10.07.	Governing Law; Submission to Jurisdiction; Etc.	~~45~~46
SECTION 10.08.	Counterparts	46
SECTION 10.09.	Headings	~~46~~47

Schedules

Schedule 1	Transaction Schedule
Schedule 2	Contents of Approval Request
Schedule 3	Eligibility Criteria
Schedule 4	Concentration Limitations
Schedule 5	List of Ineligible Persons
Schedule 6	Moody’s Industry Classifications

Exhibit

Exhibit A	Form of Request for Advance

- ii -

LOAN AGREEMENT dated as of July 23, 2014 (this “Agreement”) among ALPINE FUNDING LLC, as borrower (the “Company”); SIC ADVISORS LLC (the “Portfolio Manager”); the Financing Providers party hereto; the Collateral Agent party hereto (in such capacity, the “Collateral Agent”); the Collateral Administrator party hereto (in such capacity, the “Collateral Administrator”); the Securities Intermediary party hereto (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Financing Providers hereunder (in such capacity, the “Administrative Agent”).

The Portfolio Manager and the Company wish for the Company to accumulate certain loans and other debt securities (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”) has agreed to make advances to the Company (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”). JPMCB, together with its respective successors and permitted assigns, are referred to herein as the “Financing Providers”, and the types of financings to be made available by them hereunder are referred to herein as the “Financings”. For the avoidance of doubt, the terms of this Agreement relating to types of Financings not indicated on the Transaction Schedule as being available hereunder shall not bind the parties hereto, and shall be of no force and effect.

Furthermore, on or about the date hereof, the Company intends to acquire certain Portfolio Investments pursuant to a Sale and Contribution Agreement (the “Sale Agreement”), dated on or about the date hereof, between the Company and Sierra Income Corporation (the “Seller”).

Accordingly, the parties hereto agree as follows:

ARTICLE I

THE PORTFOLIO INVESTMENTS

SECTION 1.01. Purchases of Portfolio Investments. From time to time during the Reinvestment Period, the Company may acquire Portfolio Investments, or request that Portfolio Investments be acquired for the Company’s account, all on and subject to the terms and conditions set forth herein. Each such acquisition is referred to herein as a “Purchase”, and all Portfolio Investments so Purchased (or Substituted) and not otherwise sold or liquidated are referred to herein as the Company’s “Portfolio”.

As used herein, (a) “Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, ~~July 23, 2017~~the earlier of (x) January 23, 2018 or (y) the date on which a Market Value Event occurs and (b) “Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable following the occurrence of an Event of Default under Article VII and (3) the date ~~on which~~after a Market Value Event ~~occur~~on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

SECTION 1.02. Procedures for Purchases, Substitutions and Related Financings.

(a) Timing of Approval Requests. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on date that the Net Asset Value does not equal or exceed the product of (a) the Market Value Trigger specified on the Transaction Schedule and (b)(x) the principal amount of the outstanding Advances (assuming that Advances have been made for any outstanding Purchase Commitments which have traded but not settled (other than Purchase Commitments which have traded but not settled within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) of the related Trade Date)) minus (y) the amounts on deposit in the Accounts (including cash and Eligible Investments) representing Principal Proceeds and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within (i) in the case of a Loan, fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (ii) in the case of any other Portfolio Investment, four (4) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof.

“Mezzanine Loan” means a Portfolio Investment which is unsecured, subordinated debt of a company that represents a claim on such company’s assets which is senior only to that of the equity securities of such company.

“Nationally Recognized Valuation Provider” means (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp., (iv) Valuation Research Corporation, (v) FTI Consulting, Inc. and (vi) Murray Devine; provided that any entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to or removed from this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager (so long as, in the case of any removal, at least three (3) such providers are included in this definition).

“Net Asset Value” means the sum of the Market Value of each Portfolio Investment (both owned and in respect of which there are outstanding Purchase Commitments which have traded but not settled) in the Portfolio that is not (x) an Ineligible Investment or (y) a Portfolio Investment which has traded but not settled (i) in the case of a Loan, within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (ii) in the case of any other Portfolio Investment, within four (4) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof.

“Second Lien Loan” means a Portfolio Investment (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens for taxes or regulatory charges and any other liens permitted under the related underlying instruments that are reasonable and customary for similar loans) under applicable law and (ii) the Portfolio Manager determines in good faith that the value of the collateral securing the loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral. For the avoidance of doubt, a Second Lien Loan shall not include a Portfolio Investment that satisfies clause (ii)(b) of the definition of First Lien Loan.

SECTION 1.05. Substitutions.

The Company may replace a Portfolio Investment with another Portfolio Investment (each such replacement, a “Substitution”  and such new Portfolio Investment, a “Substitute Portfolio

Investment”) so long as the Company has submitted an Approval Request and all other applicable conditions precedent set forth in Section 1.03 have been satisfied with respect to each Substitute Portfolio Investment to be acquired by the Company in connection with such Substitution. In no event shall the aggregate outstanding balance of Portfolio Investments in the Portfolio subject to a Substitution, together with the aggregate outstanding balance of Portfolio Investments sold to the Seller by the Borrower (in each case other than in connection with the sale or substitution of a Warranty Portfolio Investment), exceed 20% of the aggregate Financing Commitments in effect during the Reinvestment Period.

ARTICLE II

THE FINANCINGS

SECTION 2.01. Financing Commitments.

Subject to the terms and conditions set forth herein, during the Reinvestment Period each Financing Provider hereby severally agrees to make available to the Company on a revolving basis the types of Financing identified on the Transaction Schedule as applicable to such Financing Provider, in U.S. dollars, in an aggregate amount, for such Financing Provider and such type of Financing, not exceeding the amount of its Financing Commitment for such type of Financing. The Financing Commitments shall terminate on the earlier of the Maturity Date and the occurrence of a Market Value Event (or, if earlier, the date of termination of the Financing Commitments pursuant to Article VII). As used herein, “Financing Commitment” means, with respect to each Financing Provider and each type of Financing available hereunder at any time, the commitment of such Financing Provider to provide such type of Financing to the Company hereunder in an amount up to but not exceeding the portion of the applicable financing limit set forth on the Transaction Schedule that is held by such Financing Provider at such time.

A Financing Provider with a Financing Commitment to make Advances hereunder is referred to as a “Lender”.

SECTION 2.02. [reserved].

SECTION 2.03. Financings; Use of Proceeds.

(a) Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 both as of the related Trade Date and Settlement Date, the applicable Financing Providers will make the applicable Financing available to the Company on the date specified in the request submitted by the Portfolio Manager (which shall be no sooner than one (1) Business Day following the date of such request and in any event no later than the related Settlement Date, if applicable, which shall be no sooner than one (1) Business Day following the date of such request) as provided herein.

(b) Except as expressly provided herein, the failure of any Financing Provider to make any Advance required hereunder shall not relieve any other Financing Provider of its obligations hereunder. If any Financing Provider shall fail to provide any Financing to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Financing Provider to satisfy such Financing Provider’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c) Subject to Section 2.03(e), the Company shall use the proceeds of the Financings received by it hereunder to purchase the Portfolio Investments identified in the related Approval Request ~~or~~, to make advances to the obligor of Delayed Funding Term Loans in accordance with the underlying instruments relating thereto or to make Permitted Distributions permitted by Article VI, provided that, if the proceeds of a Financing are deposited in the Collection Account as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Financing remaining after such Purchase, then, subject to Section 3.01(a), the Collateral Agent shall apply such proceeds on such date as provided in Article IV. The proceeds of the Financings shall not be used for any other purpose.

(d) With respect to any Advance, the Portfolio Manager shall, on behalf of the Company, submit a request substantially in the form of Exhibit A to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00p.m. New York City time, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be (i) in an amount such that, after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Compliance Condition is satisfied, and (ii) if related to the Purchase of any Portfolio Investment, no later than ten (10) Agent Business Days after the date on which the Administrative Agent approved such Purchase in accordance herewith.

(e) If, on the last day of the Ramp-Up Period, the aggregate principal amount of the outstanding Advances (assuming that Advances have been made for any outstanding Purchase Commitments which have traded but not settled) is less than 80% of the aggregate Financing Commitments, then the Portfolio Manager (on behalf of the Company) shall be deemed to have requested a Financing on such date, and the Lenders shall make a corresponding Advance in accordance with Article III on such day (or, if such day is not a Business Day, the next succeeding Business Day), such that after the funding thereof, the aggregate principal amount of the outstanding Advances (assuming that Advances have been made for any outstanding Purchase Commitments which have traded but not settled) is equal to 80% of the aggregate Financing Commitments. “Ramp-Up Period” means the period from and including the Effective Date to but excluding ~~February 23~~August 6, 2015. The proceeds of such Advance shall be deposited in the Collection Account and held as cash pending the acquisition of additional Portfolio Investments.

SECTION 2.04. Other Conditions to Financings. Notwithstanding anything to the contrary herein, the obligations of the Lenders to make Advances shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a) Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Sale Agreement and the Management Agreement (such documents, together with this Agreement, the “Loan Documents”) have been executed and are in full force and effect, and that the initial sales and contributions contemplated by the Sale Agreement shall have been consummated in accordance with the terms thereof.

occurred, in which case, selected by the Administrative Agent) (“Eligible Investments”). Eligible Investments shall mature no later than the end of the next succeeding Calculation Period.

Interest Proceeds on deposit in the Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company to be applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions and Permitted RIC Tax Distributions permitted by Article VI, in each case with prior notice to the Administrative Agent.

SECTION 4.02. Principal Proceeds. The Company shall notify the obligor with respect to each Portfolio Investment owned by it to remit all amounts that constitute Principal Proceeds to the Collection Account. To the extent Principal Proceeds are received by the Company other than by deposit into the Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments owned by it to be deposited in the Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the Collection Account all Principal Proceeds received by it immediately upon receipt thereof. As used herein, “Principal Proceeds” means all amounts received by the Company with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Accounts (including cash contributed by the Company), in each case other than Interest Proceeds.

All Principal Proceeds shall be retained in the Collection Account and invested at the written direction of the Administrative Agent in overnight Eligible Investments selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds.

Principal Proceeds on deposit in the Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company to be applied (i) to make payments in accordance with this Agreement, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement, (iii) to make Permitted Distributions and Permitted RIC Tax Distributions permitted by Article VI, in each case with prior notice to the Administrative Agent or (iv) to make advances to the obligor of Delayed Funding Term Loans in accordance with the underlying instruments relating thereto.

SECTION 4.03. Principal and Interest Payments; Prepayments; Commitment Fee.

(a) The unpaid principal amount of the Advances (together with accrued interest thereon) shall be paid to the Administrative Agent for the account of each Lender on the Maturity Date and any and all cash in the Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date (and any remaining cash shall be released to or at the direction of the Company).

(b) Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date; provided that (i) interest accrued pursuant to the second sentence of Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. “Interest Payment Date” means the third Business Day after the last day of each Calculation Period.

(c) Subject to Section 4.03(d), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part on the last day of any Calculation Period (or on any Business Day in connection with a Market Value Cure), subject to the requirements of this Section 4.03(c).

The Company shall notify the Administrative Agent by electronic mail of any prepayment hereunder not later than 2:00 p.m., New York City time, three (3) Business Days before the date of prepayment (which shall be the last day of a Calculation Period, unless such prepayment is in connection with a Market Value Cure). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of outstanding Advances shall be in an amount not less than $2,000,000. Prepayments shall be accompanied by accrued and unpaid interest.

Prior to ~~the first anniversary of the date hereof~~May 20, 2016, the Company may not make a prepayment (other than in connection with a Market Value Cure or pursuant to Section 4.03(g)) such that, after such prepayment, the aggregate principal amount of the outstanding Advances is less than 80% of the aggregate Financing Commitments.

If at any time after ~~the first anniversary of the date hereof~~May 20, 2016 and during the Reinvestment Period the Company makes a prepayment (other than in connection with a Market Value Cure) such that, after such prepayment, the aggregate principal amount of the outstanding Advances is less than 80% of the aggregate Financing Commitments, then, simultaneously with such prepayment, the Financing Commitments shall be automatically reduced by a corresponding amount such that after such prepayment and reduction, the aggregate principal amount of the outstanding Advances is equal to 80% of the aggregate Financing Commitments (as so reduced).

(d) Each commitment reduction pursuant to Section 4.03(c) or Section 4.06 (other than in connection with a Market Value Cure) shall be accompanied by a premium equal to (i) if such commitment reduction is made after ~~the first anniversary of the date hereof~~May 20, 2016 and on or prior to ~~the second anniversary of the date hereof~~February 20, 2017, 1.00% of the principal amount of such commitment reduction and (ii) if such commitment reduction is made after ~~the second anniversary of the date hereof~~February 20, 2017, zero. Notwithstanding anything in this Article IV, no premium shall be payable by the Company in the event that the Company terminates or reduces the Financing Commitments or prepays Advances outstanding hereunder, in each case as expressly permitted hereunder, (a) when the Administrative Agent has not approved 75% or more of Portfolio Investments with an initial Market Value of at least 80% of the par amount thereof submitted by the Company for approval prior to any date, such percentage to be calculated based on the ratio of (i) the number of Portfolio Investments reviewed and approved by the Administrative Agent to (ii) the number of Portfolio Investments that are presented for approval by the Company to the Administrative Agent in good faith; provided that the foregoing clause (a) shall not apply if less than ten (10) Portfolio Investments have been so presented for approval prior to the first anniversary of this Agreement, (b) if JPMorgan Chase Bank, National Association ceases to act as Administrative Agent hereunder, (c) if the Company elects to terminate or reduce the Financing Commitments as a result of a Lender’s default in its obligations hereunder or (d) the Advances are prepaid in connection with a Market Value Cure.

(e) The Company agrees to pay to the Administrative Agent, (A) from and after ~~the last day of the Ramp Up Period~~February 23, 2015, for the account of each Lender, a commitment fee which shall accrue at 0.50% on the average daily unused amount of the Financing Commitment of such Lender (assuming, solely for the calculation pursuant to this Section 4.03(e)(A), the aggregate Financing Commitments of all Lenders to be $150,000,000) during the period from and including February 23, 2015, to but excluding August 6, 2015, and (B) from and after August 6, 2015, for the account of each Lender, a commitment fee which shall accrue at 0.50% on the average daily unused amount of the Financing Commitment of such Lender during the period from and including ~~the last day of the Ramp Up Period~~August 6, 2015, to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date occurring after the ~~last day of the Ramp Up Period~~February 23, 2015, and on the earlier of (i) date on which the Financing Commitments terminate and (ii) the last day of the Reinvestment Period. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(f) The Company agrees to pay the Administrative Agent, for the account of each Lender, an upfront fee on the date hereof in an aggregate amount equal to $1,050,000. Once paid, such fee or any part thereof shall not be refundable under any circumstances.

(g) Without limiting Section 4.03(c). the Company shall have the right from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04. Each partial prepayment of outstanding Advances pursuant to this Section 4.03(g) shall be in an amount not less than $100,000. Prepayments shall be accompanied by accrued and unpaid interest.

SECTION 4.04. Payments Generally. All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Portfolio Manager of the calculation of amounts payable to the Financing Providers in respect of the Financings and the amounts payable to the Portfolio Manager. At least three Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Interest Payment Date. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments hereunder shall be made without setoff or counterclaim. All payments hereunder shall be made in U.S. dollars. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 4.05. MV Cure Account Deposits. The Company shall cause all cash received by it in connection with a contribution of cash by the Seller in accordance with clause (i) of the definition of Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Financing Providers). All amounts contributed to the Company by the Seller in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim. Any amounts on deposit in the MV Cure Account shall be repaid to the Company upon the payment in full of the Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) and the termination of the Financing Commitments.

SECTION 4.06. Termination or Reduction of Commitments.

(a) From and after ~~the first anniversary of the date hereof~~May 20, 2016, the Company shall be entitled at its option and upon five (5) Business Days’ prior written notice to the Administrative Agent to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances.

(b) The Financing Commitments shall be automatically reduced on the date of any prepayment made in accordance with the definition of “Market Value Cure”, in each case in an amount equal to the amount of such prepayment.

(c) The Financing Commitments shall be reduced to the extent required by Section 4.03(c).

contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(z) shall maintain proper books of record and account, distinct and separate from those of any other person (except with respect to consolidation for tax and consolidated accounting purposes), in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and shall permit the Administrative Agent to inspect its books and records during normal business hours with at least one (1) Business Days’ prior written notice;

(aa) shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that (A) the Company may make Permitted Distributions (other than Permitted RIC Tax Distributions) during the Reinvestment Period so long as (i) no Default or Event of Default has occurred and is continuing and no Market Value Event has occurred (in each case, or would occur after giving effect to such Permitted Distribution), (ii) the Company gives at least three (3) Business Days prior notice thereof to the Administrative Agent and (iii) after giving effect to such Permitted Distribution, the Compliance Condition is satisfied and (B) the Company may make Permitted RIC Tax Distributions so long as (i) after giving effect to such Permitted RIC Tax Distribution, the Compliance Condition is satisfied, (ii) the Company gives at least three (3) Business Days prior notice thereof to the Administrative Agent and (iii) after the occurrence and during the continuance of an Event of Default, the aggregate amount of all Permitted RIC Tax Distributions made in any calendar quarter (after giving effect to such Permitted RIC Tax Distribution) is not greater than $1,500,000;

(bb) shall not make or hold any Investments, except the Portfolio Investments or Investments (A) constituting Eligible Investments, (B) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof, and (C) received in connection with making an Eligible Investment;

(cc) shall not enter into any agreement which prohibits the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired, other than the Loan Documents;

(dd) [reserved];

(ee) shall not purchase or otherwise acquire or receive as a distribution any commodities or any fee interest in real property or any equivalent interest in real property under any applicable law, except for such commodities or fee interest in real property as the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof; provided that the Company shall disclose such acquisition or receipt of any such commodities or fee interest in real property to the Administrative Agent promptly following the acquisition or receipt thereof;

(ff) shall not cancel, terminate or consent to or accept any cancellation or termination of, amend, modify or change in any manner any term or condition of the Management Agreement in any manner that materially and adversely affects the Lenders;

“Permitted Distribution” means, ~~from and after the commencement of~~during the Reinvestment Period, (i) distributions of Interest Proceeds and/or Principal Proceeds to the Seller (or other permitted equity holders of the Company) on account of the equity interests owned by such Person, (ii) distributions of Interest Proceeds in respect of premiums relating to any insurance obtained by the Company that is expressly permitted by the organizational documents of the Company or (iii) distributions of Interest Proceeds to the Portfolio Manager in respect of expenses and indemnities payable in accordance with the Management Agreement~~.~~; provided that, notwithstanding the foregoing, Permitted Distributions shall not include (i) distributions of Interest Proceeds to the extent that, after giving effect to such distributions, in the reasonable judgment of the Portfolio Manager, there would not be sufficient amounts available to pay accrued interest on the Advances on the immediately following Interest Payment Date, (ii) distributions of Principal Proceeds to the extent that, after giving effect to such distributions, in the reasonable judgment of the Portfolio Manager, there would not be sufficient amounts available to pay the purchase price in respect of Purchase Commitments which have traded but not settled and (iii) Permitted RIC Tax Distributions.

“Permitted RIC Tax Distribution” means distributions to the Seller (from the Accounts or otherwise) to the extent required to allow the Seller to make sufficient distributions to qualify as a RIC and to otherwise eliminate federal or state income or excise taxes payable by the Seller in or with respect to any taxable year of the Seller (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Seller shall not exceed 115% of the amounts that the Company would have been required to distribute to the Seller to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (y) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (z) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a RIC under the Code and (B) after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Tax Distributions made in any calendar quarter shall not exceed U.S.$1,500,000.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under Subchapter M of the Code.

SECTION 6.03. Amendments of Portfolio Investments, Etc. If the Company or the Portfolio Manager receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrument or rights thereunder (each, an “Amendment”) with respect to any Portfolio Investment or any related underlying instrument, or makes any affirmative determination to exercise or

SCHEDULE 1

Transaction Schedule

1. Types of Financing	Available	Financing Limit

Advances	yes	U.S.$~~150,000,000~~300,000,000

2. Financing Providers		Financing Commitment

Lender:	JPMorgan Chase Bank, National Association	U.S. $~~150,000,000~~300,000,000, as reduced from time to time pursuant to Section 1.04, Section 4.03(c), 4.03(g) or Section 4.06

3. Scheduled Termination Date:	~~January~~July 23, 2019

4. Interest Rates

Applicable Margin for Advances:	With respect to interest based on the LIBO Rate, 3.25% per annum. With respect to interest based on the Base Rate, 3.25% per annum.
5. Account Numbers

Custodial Account: MV Cure Account: Collection Account:	11262500 11262600 11262700

6. Market Value Trigger:	160%

7. Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial purchase, a Restricted Security. As used herein, “Restricted Security” means any security that forms part of a new issue of publicly issued securities (a) with respect to which an Affiliate of any Financing Provider that is a “broker” or a “dealer”, within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by the Company and (b) which the Company proposes to purchase from any such Affiliate of any Financing Provider.

[remainder of page intentionally blank]

Addresses for Notices

The Company:	Alpine Funding LLC 375 Park Avenue, 33rd Floor New York, New York 10152	Attn: Richard T. Allorto, Jr. Fax: 212-759-0098 Email: Rick.allorto@medleycapital.com

The Portfolio Manager:	SIC Advisors LLC 375 Park Avenue, 33rd Floor New York, New York 10152	Attn: Richard T. Allorto, Jr. Fax: 212-759-0098 Email: Rick.allorto@medleycapital.com

The Administrative Agent:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713 with a copy to	Attention: Ryan Hanks Telephone: (302) 634-2030

JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: Louis Cerrotta

Telephone: 212-622-7092

Email:

louis.cerrotta@jpmorgan.com

~~doreen~~larry.~~l~~w .~~markowitz~~wise@jpmorgan.com

~~larry~~vincenzo.~~w~~f .~~wise~~buffolino@jpmorgan.com

~~vincenzo.f.buffolino@jpmorgan.com~~

ruchira.patel@jpmorgan.com
Keith.Harden@jpmchase.com
Allison.Shapiro@jpmorgan.com
Ravi.d.Sarawgi @jpmorgan.com
Lori.Ying@jpmorgan.com
ct.financing.requests@jpmorgan.com

de_custom_business@jpmorgan.com

Jacob.s.poIlack@jpmorgan.com

The Collateral Agent:	Citibank, N.A. 480 Washington Blvd., 30th Floor Jersey City, NJ 07310	Attention: Agency & Trust – Alpine Funding

The Securities Intermediary:	Citibank, N.A. 388 Greenwich Street, 14th Floor

SCHEDULE 2

Contents of Approval Requests

Each Approval Request shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: Ryan Hanks

Email: ryan.j.hanks@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: Louis Cerrotta

Email: louis.cerrotta@jpmorgan.com

~~doreen.l.markowitz~~    larry.w.wise@jpmorgan.com

~~larry~~vincenzo.~~w~~f .~~wise~~buffolino@jpmorgan.com

~~vincenzo.f.buffolino@jpmorgan.com~~

ruchira.patel@jpmorgan.com

Keith.Harden@jpmchase.com

Allison.Shapiro@jpmorgan.com

Ravi.d.Sarawgi@jpmorgan.com

Lori.Ying@jpmorgan.com

ct.financing.requests@jpmorgan.com

de_custom_business@jpmorgan.com

Jacob.s.pollack@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Ryan Hanks

cc:

[    ]

Citibank, N.A., as Collateral Agent

Virtus Group LP, as Collateral Administrator

Ladies and Gentlemen:

Reference is hereby made to the Loan Agreement, dated as of July 23, 2014 (as amended, the “Agreement”), among ALPINE FUNDING LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), SIC ADVISORS LLC, as portfolio manager (the “Portfolio Manager”), the financing providers party thereto, and the collateral agent and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, the Portfolio Manager hereby requests approval for the Company to acquire the following Portfolio Investment(s) via [a Purchase][a Substitution]:

Obligor	Identifier (LoanX)	Tranche	Type (1st lien, 2nd lien)	Notional	Maturity Date	Fixed	Spread	LIBOR Floor	Price	NAICSMoody’s Industry ~~Code (four digit)~~ Classification[1]	Proposed Settlement Date

To the extent available, we have included herewith (1) the material underlying instruments (including the collateral and security documents) relating to each such Portfolio Investment, (2) audited financial statement for the previous most recently ended three years of the obligor of each such Portfolio Investment, (3) quarterly statements for the previous most recently ended eight fiscal quarters of the obligor of each such Portfolio Investment, (4) any appraisal or valuation reports conducted by third parties in connection with the proposed investment by the Company, (5) applicable “proof of existence” details (if requested by the Administrative Agent) and (6) the ratio of indebtedness to EBITDA as calculated by the Portfolio Manager. The Portfolio Manager acknowledges that it will provide such other information from time to time reasonably requested by the Administrative Agent.

[1]	Per Schedule 6 of the Agreement.

SCHEDULE 4

Concentration Limitations

The “Concentration Limitations” shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below:

1.	Portfolio Investments issued by a single obligor and its Affiliates may not exceed an aggregate principal balance equal to $~~15,000,0000~~30,000,000; provided that Portfolio Investments issued by two obligors and their respective Affiliates may each constitute up to an aggregate principal balance equal to $~~20,000,000~~40,000,000. Notwithstanding the foregoing, no obligor shall deemed an Affiliate of any person solely because they are under the control of the same private equity sponsor or similar sponsor.

2.	From and after the end of the Ramp-Up Period, not less than ~~50~~55% of (A) the ~~Net Asset Value~~aggregate principal balance of the Portfolio plus (B) the amounts on deposit in the Accounts (including cash and Eligible Investments) representing Principal Proceeds may consist of First Lien Loans and cash and Eligible Investments on deposit in the Accounts representing Principal Proceeds.

3.	From and after the end of the Ramp-Up Period, not more than 15% of (A) the ~~Net Asset Value~~aggregate principal balance of the Portfolio plus (B) the amounts on deposit in the Accounts (including cash and Eligible Investments) representing Principal Proceeds may consist of Mezzanine Loans.

4.	From and after the end of the Ramp-Up Period, not more than 20% of (A) the ~~Net Asset Value~~aggregate principal balance of the Portfolio plus (B) the amounts on deposit in the Accounts (including cash and Eligible Investments) representing Principal Proceeds may consist of Portfolio Investments that are issued by obligors that belong to the same ~~industry classified by a given NAICS code (four digit)~~Moody’s Industry Classification; provided that Portfolio Investments that are issued by obligors that belong to any one ~~industry classified by a given NAICS code~~Moody’s Industry Clarification may constitute up to ~~25~~30% of (A) the ~~Net Asset Value~~aggregate principal balance of the Portfolio plus (B) the amounts on deposit in the Accounts (including cash and Eligible Investments) representing Principal Proceeds. As used herein, ‘‘Moody’s Industry Classifications’’ means the industry classifications set forth in Schedule 6 hereto, as such industry classifications shall be updated at the option of the Portfolio Manager (with the consent of the Administrative Agent) if Moody’s publishes revised industry classifications.

5.	Not more than $~~30,000,000 of the Net Asset Value~~45,000,000 of the aggregate principal balance of the Portfolio may consist of Collateralized Delayed Funding Commitments.

6.	The aggregate amount of undrawn commitments in respect of Delayed Funding Term Loans shall not exceed the lesser of (i) $~~12,500,000~~20,000,000 and (ii) an amount equal to (x) $~~30,000,000~~45,000,000 minus (y) the then-current amount of Collateralized Delayed Funding Commitments.

SCHEDULE 6

Moody’s Industry Classifications

Industry Code	Description
1	Aerospace & Defense
2	Automotive
3	Banking, Finance, Insurance & Real Estate
4	Beverage, Food & Tobacco
5	Capital Equipment
6	Chemicals, Plastics & Rubber
7	Construction & Building
8	Consumer goods: Durable
9	Consumer goods: Non-durable
10	Containers, Packaging & Glass
11	Energy: Electricity
12	Energy: Oil & Gas
13	Environmental Industries
14	Forest Products & Paper
15	Healthcare & Pharmaceuticals
16	High Tech Industries
17	Hotel, Gaming & Leisure
18	Media: Advertising, Printing & Publishing
19	Media: Broadcasting & Subscription
20	Media: Diversified & Production
21	Metals & Mining
22	Retail
23	Services: Business
24	Services: Consumer
25	Sovereign & Public Finance
26	Telecommunications
27	Transportation: Cargo
28	Transportation: Consumer
29	Utilities: Electric
30	Utilities: Oil & Gas
31	Utilities: Water
32	Wholesale

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: Ryan Hanks

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: Louis Cerrotta

Email: louis.cerrotta@jpmorgan.com

~~doreen.l.markowitz~~    larry.w.wise@jpmorgan.com

~~larry~~vicenzo.~~w~~f .~~wise~~buffolino@jpmorgan.com

~~vincenzo.f.buffolino@jpmorgan.com~~

ruchira.patel@jpmorgan.com

Keith.Harden@jpmchase.com

Allison.Shapiro@jpmorgan.com

Ravi.d.Sarawgi@jpmorgan.com

Lori.Ying@jpmorgan.com

ct.financing.requests@jpmorgan.com

de_custom_business@jpmorgan.com

Jacob.s.pollack@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Robert Nichols

cc:	[Collateral Agent]

[Collateral Administrator]

Ladies and Gentlemen:

Reference is hereby made to the Loan Agreement, dated as of July 23, 2014 (as amended, the “Agreement”), among Alpine Funding LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), SIC Advisors LLC, as portfolio manager (the “Portfolio Manager”), the financing providers party thereto, and the collateral agent and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1) The Company hereby requests an Advance under Section 2.03 of the Agreement to be funded on [                    ].

(2) The aggregate amount of the Advance requested hereby is $[        ].~~1~~2

(3) The proposed purchases (if any) relating to this request are as follows:

Security	Par	Price	Purchased Interest (if any)

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement have been satisfied or waived as of the related Trade Date (and shall be satisfied or waived as of the related Settlement Date).

Very truly yours, Alpine Funding LLC

By:	SIC Advisors LLC, its Designated Manager

By
Name:
Title:

~~[1]~~[2]	Note: The requested Financing shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) and/or Permitted Distribution (if any), the Compliance Condition is satisfied.